BYLAWS

                                       OF

                                  THE RAM FUNDS

                                    ARTICLE 1

                 AGREEMENT AND DECLARATION OF TRUST AND OFFICES

      1.1 AGREEMENT AND DECLARATION OF TRUST. These Bylaws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of The RAM Funds (the "Trust"), the Ohio business trust established by the Declaration of Trust.

      1.2 OFFICES. The Trust may maintain one or more other offices, including its principal office, in or outside of Ohio, in such cities as the Trustees may determine from time to time. Unless the Trustees otherwise determine, at least one office of the Trust shall be located in Cincinnati, Ohio.

                                    ARTICLE 2

                              MEETINGS OF TRUSTEES

      2.1 REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as any meeting of the shareholders.

      2.2 SPECIAL MEETINGS. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the President or the Treasurer of the Trust or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Trust's Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

      2.3 NOTICE. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by facsimile at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

      2.4 QUORUM. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

      2.5 PARTICIPATION BY TELEPHONE. One or more of the Trustees or of any committee of the Trustees may participate in a meeting thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting except as otherwise provided by the Investment Company Act of 1940 (the "1940 Act").

      2.6 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Trustees or any committee thereof may be taken without a meeting, if a written consent of such action is signed by a majority of the Trustees then in office or a majority of the members of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Trustees or such committee.

                                    ARTICLE 3

                                    OFFICERS

      3.1 ENUMERATION; QUALIFICATION. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers, including Vice Presidents, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer of the Trust may be, but none need be, a Trustee or shareholder. Any two or more offices may be held by the same person.

      3.2 ELECTION. The President, the Treasurer and the Secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at any time. Vacancies in any office may be filled at any time.

      3.3 TENURE. The President, the Treasurer and the Secretary shall hold office for one year and until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

      3.4 POWERS. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as an Ohio business corporation and such other duties and powers as the Trustees may from time to time designate.

      3.5 PRESIDENT. The President shall preside at all meetings of the shareholders and, unless the Trustees have appointed a Chairman, the President shall also preside at all meetings of the Trustees. The President shall be the chief executive officer of the Trust.


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

      3.6 TREASURER. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

      3.7 SECRETARY. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the shareholders or Trustees, an assistant secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

      3.8 CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be responsible for administering the policies and procedures adopted by the Trust pursuant to Rule 38a-1 promulgated under the 1940 Act and performing all necessary functions of a chief compliance officer thereunder. The designation and compensation of the Chief Compliance Officer, including any changes to such compensation, must be approved by the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust, as that term is defined by the 1940 Act. The Chief Compliance Officer may be removed from his or her responsibilities by action of (and only with the approval of) the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust.

      3.9 RESIGNATIONS AND REMOVALS. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                    ARTICLE 4

                                 BOARD CHAIRMAN

      4.1 CHAIRMAN OF THE BOARD. The Trustees may elect from their number a Chairman of the Board who shall at all times be a Trustee. If required by the 1940 Act, the Chairman shall be an independent Trustee who is not an "interested person" of the Trust, as that term is defined by the 1940 Act. The Chairman of the Board shall be an officer of the Board but not of the Trust and, as such, shall preside over all meetings of the Trustees and shall have such other responsibilities in furthering the Board's functions as may be prescribed from time to time by resolution of the Trustees. It shall be understood that each Trustee, including the Chairman, shall have equal responsibility to act in good faith, in a manner which he or she reasonably believes to be in the interest of the Trust and with the care that an ordinary prudent person in a like position as a Trustee would use under similar circumstances and that the Chairman shall have no greater liability, nor be held to a higher standard of duty than any other Trustee. The Chairman shall be elected by the Trustees annually to hold office until his or her successor shall have


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

been duly elected and shall have qualified, or until his or her death, resignation or removal, as herein provided in these Bylaws. Each Trustee, including the Chairman of the Board, shall have one vote.

      4.2 RESIGNATION. The Chairman of the Board may resign at any time by giving written notice of resignation to the Trustees. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      4.3 REMOVAL OF THE CHAIRMAN. The Chairman of the Board may be removed by the Trustees with or without cause at any time.

      4.4 VACANCY. A vacancy in the office of the Chairman of the Board, either arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term by the vote of the Trustees.

                                    ARTICLE 5

                                   COMMITTEES

      The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an Audit Committee, a Nominating Committee, an Executive Committee or other committees and may delegate thereto some or all of their powers except those which by law, by the Declaration of Trust, or by these Bylaws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its action to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                                    ARTICLE 6

                                     REPORTS

      The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                    ARTICLE 7

                                   FISCAL YEAR

      The fiscal year of the Trust shall be fixed, and shall be subject to change, by the Trustees.


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

                                    ARTICLE 8

                                      SEAL

      If required by applicable law, the seal of the Trust shall consist of a flat-faced die with the word "Ohio", together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                    ARTICLE 9

                               EXECUTION OF PAPERS

      Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by or on behalf of the Trustees shall be signed by the President, any Vice President, the Secretary or the Treasurer and need not bear the seal of the Trust, but shall state the substance of or make reference to the provisions of Section 6.1 of the Declaration of Trust.

                                   ARTICLE 10

                        NO ISSUANCE OF SHARE CERTIFICATES

      In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

                                   ARTICLE 11

                                    CUSTODIAN

      The Trust shall at all times employ a bank or trust company having a capital, surplus and undivided profits of at least Five Hundred Thousand ($500,000) Dollars as Custodian of the capital assets of the Trust. The Custodian shall be compensated for its services by the Trust and upon such basis as shall be agreed upon from time to time between the Trust and the Custodian.


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

                                   ARTICLE 12

                       DEALINGS WITH TRUSTEES AND OFFICERS

      Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he were not a Trustee, officer or agent; and the Trustees may accept subscriptions to shares or repurchase shares from any firm or company in which he is interested.

                                   ARTICLE 13

                                  SHAREHOLDERS

      12.1 MEETINGS. Meetings (including meetings involving only the shareholders of one or more but less than all classes or series) of shareholders may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the shareholders or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of shareholders of the Trust or of any class or series of the Trust shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each shareholder entitled to vote at the meeting at the shareholder's address as it appears on the records of the Trust. Any meeting shall be held on such day and at such time as the President or the Trustees may fix in the notice of the meeting. The Trustees shall promptly call and give notice of a meeting of shareholders for the purpose of voting upon removal of any Trustee of the Trust when requested to do so in writing by shareholders holding not less than 10% of the shares of the Trust then outstanding. If the Trustees shall fail to call or give notice of any meeting of shareholders (including a meeting involving only the shareholders of one or more but less than all classes or series) for a period of 30 days after written application by shareholders holding at least 25% of the shares then outstanding requesting a meeting be called for any other purpose requiring action by the shareholders as provided herein or in the Bylaws, then shareholders holding at least 25% of the shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.

      12.2 RECORD DATES. For the purpose of determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than 90 days prior to the date of any meeting of shareholders or other action as the date and time of record for the determination of shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as shareholders of record for purposes of such other action, and any shareholder who was a shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or (subject to any provisions permissible under subsection
(c) of Section 4.2 of the Declaration of Trust with respect to dividends or distributions on shares that have not been ordered and/or paid for by the time or times established by the Trustees under the applicable dividend or distribution program or procedure then in effect) to be treated as a shareholder of record for purposes of such other action, even though he or she has since that date and time disposed of his shares of the Trust or any class or series of the Trust, and no shareholder


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

becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a shareholder of record for purposes of such other action.

      12.3 QUORUM AND REQUIRED VOTE. A majority of the shares entitled to vote shall be a quorum for the transaction of business at a shareholders' meeting, but any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting without the necessity of further notice. A majority of the shares of the Trust present in person or by proxy, at a meeting of which a quorum is present, shall decide any questions and a plurality shall elect a Trustee, except when a different vote is required or permitted by any provision of the 1940 Act or other applicable law or by the Declaration of Trust or these Bylaws.

      12.4 ACTION BY WRITTEN CONSENT. Subject to the provisions of the 1940 Act and other applicable law, any action taken by shareholders may be taken without a meeting if a majority of shareholders entitled to vote on the matter (or such other proportion thereof as shall be required by the 1940 Act or by any express provision of the Declaration of Trust or these Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of shareholders.

      12.5 INSPECTION OF RECORDS. The records of the Trust shall be open to inspection by shareholders to the same extent as is permitted stockholders of an Ohio corporation under the Ohio General Corporation Law.

                                   ARTICLE 14

                            AMENDMENTS TO THE BYLAWS

      These Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.


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